As filed with the Securities and Exchange Commission on August 15, 2000 Registration No. 333-86291



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Post-Effective Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SpectraSite Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                     56-2027322
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

  100 Regency Forest Drive Suite 400                        27511
           Cary, North Carolina                          (Zip Code)
 (Address of Principal Executive Offices)


                           SPECTRASITE HOLDINGS, INC.
                              STOCK INCENTIVE PLAN
                              (Full title of plan)


                             DOW, LOHNES & ALBERTSON
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered*           Offering Price Per       Aggregate Offering    Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------

Class A Common Stock,     10,000,000            $21.87                      $218,750,000        $57,750.00
$.01 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register additional shares of the Registrant's common stock issuable pursuant to the Spectrasite, Holdings Inc. Stock Incentive Plan (the "Plan"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the Registrant's registration statement on Form S-8 (File No. 33386291), and all exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission on August 31, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

                                 EXHIBIT INDEX


Exhibit Number      Description of Exhibit                                                       Page
--------------      ----------------------                                                       ----


      5             Opinion of Dow, Lohnes & Albertson, PLLC                                       5
     23.1           Consent of Ernst & Young LLP                                                   7
     23.2           Consent of Dow, Lohnes & Albertson
                    (contained in their opinion in Exhibit 5)                                      5



                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cary, State of North Carolina on the 7th of July, 2000.

                                           SPECTRASITE HOLDINGS, INC.


                                           By: /s/ Stephen H. Clark
                                           -------------------------
                                               Stephen H. Clark
                                               President, Chief Executive
                                               Officer and Director

    SpectraSite Holdings, Inc., a Delaware corporation, and each person whose signature appears below constitutes and appoints Stephen H. Clark and David P. Tomick, and either of them, with full power to act without the others, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or Rule 462(b) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securites and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


        Signature                          Capacity                          Date
        ---------                          --------                          ----


 /s/ Stephen H. Clark                      President, Chief Executive       July 7, 2000
 --------------------                      Officer and Director
     Stephen H. Clark                      (Principal Executive Officer)


 /s/ David P. Tomick                       Executive Vice President,        July 7, 2000
 -------------------                       Chief Financial Officer and
     David P. Tomick                       Secretary (Principal Financial
                                           Officer)


 /s/ Daniel I. Hunt                        Vice President - Finance and     July 7, 2000
 ------------------                        Administration (Principal
     Daniel I. Hunt                        Accounting Officer)


 /s/ Lawrence B. Sorrel                    Chairman of the Board of         July 7, 2000
 ----------------------                    Directors
     Lawrence B. Sorrel

                                      -3-

 /s/ Timothy M. Donahue                    Director                         August 7, 2000
 ----------------------
     Timothy M. Donahue


 /s/ Andrew R. Heyer                       Director                         August 11, 2000
 -------------------
     Andrew R. Heyer


-----------------------                    Director                         August __, 2000
    James R. Matthews


 /s/ Thomas E. McInerney                   Director                         August 7, 2000
 -----------------------
     Thomas E. McInerney


 /s/ Michael J. Price                      Director                         August 8, 2000
 --------------------
     Michael J. Price


------------------------                   Director                         August __, 2000
     Rudolph E. Rupert


 /s/ Steven M. Shindler                    Director                         August 7, 2000
 ----------------------
     Steven M. Shindler


/s/ Cavlin J. Payne                        Executive Vice President        August 8, 2000
-----------------------
    Calvin J. Payne


-----------------------                    Director                        August __, 2000
    Michael R. Stone

                                      -4-